EXHIBIT 10.4

Translation of the contract of trading content between Billyweb and Quelm.

                                  BILLYWEB.COM

Contract of trading content

Between The Company Billyweb Corps, represented by Frederic Richard, alias BILLY as President, located at 222 Lake View, Palm Beach, Florida, 33401 USA.

And

The Company Quelm, represented by Theophile Monnier, as Publishing Director, located at 234, Rue du Faubourg Saint-Honore, registered at RCS Paris B.

It was agreed the following:


Preamble:

Quelm edits the site of information kid.gamelog.com. This is a site of video games and educational games for children. The Company Billyweb Corps is a key element of this field and wishes to have as much information from kid.gamelog.com.

Article 1: Definition and Prices

The trading content consists of providing to the company Billyweb Corps information produced by Quelm on his site kid.gamelog.com in exchange of visibility. These information's remain the property of Quelm, the company Billyweb having a right of usage on the concerned site. The trading content is not exclusive.
The contracting allowing mentioning the valorization of the offer will make a double billing. The financing terms are defined in the appended 1.

Article 2: Quelm Obligations

Quelm,   as  publisher,   is  responsible  for  the  content  put  on  the  site
kid.gamelog.com and must respect the deontology linked to all site of information, notably in naming a director of publishing.
The content must be accurate, completed and verified by Quelm. Quelm declares that the wholes content transmitted are its property and that the related rights are their responsibilities as well as royalties. Quelm must respect the periodicity sets in appended 1.




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Article 3: Partner Obligations

The partner declares knowing the type of contents put on PERLINK http://www.billyweb.com and commit itself to not put any pressure of any kind on the writing of the site. The partner cannot in any case modified the information provided by Quelm without its prior authorization.

The partner must mention for each information put on the site the copyright Quelm with the mention " source: kid.gamelog.com, copyright quelm" with link on the site kid.gamelog.com. The partner must put on its site and the pages containing the information provided by Quelm, the logo of the site kid.gamelog.com with a link direct on this site. The size of the logo can not be inferior to 130/72 pixels. His location must be perfectly visible and must be defined without ambiguity for the Internet surfer.

The partner can choose to put only some information transmitted, without interfering with the financials elements of the present contract.

Article 4: Properties

All the content put on www.billyweb.com is and remains the property of Quelm. The pages on, which are put the content transmitted by Quelm, are the property of the partner.

Article 5: Communication, Confidentiality

It is agreed that Quelm and the partner billyweb collaborate at the preparation of public announcements in order to communicate regarding its partnership. None of the parties can conduct some public operations without the consent of the other party. All information of this contract are considered as confidential and should not be communicated to a third party without the consent of the two parties.

Article 6: Duration of Contract

The contract is made for duration of three months, renewable by tacit agreement for a period of three months.

Article 7: Jurisdiction

This contract is subject to the French law and the parties declare submit themselves at the exclusive jurisdiction of the Court of Paris for all lawsuit ensuing in relation with this contract.

Made in Paris on Mai 26, 2000
In two copies

Theophile Monnier                          Frederic Richard
Director of publishing                     (alias Billy)
                                           President
Quelm                                      Billyweb Corps



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                                                   BILLYWEB.COM

Appended 1: Prices of trading content of site kid.gamelog.com

Licensing                    Description                 Duration of offer      Valuation base
                                                                                Price, tax non
                                                                                included
---------------------------  --------------------------- ---------------------- ----------------------
Magazine                     Periodicity: daily          Three months           40 000 F

The magazine is              Format:
composed of three            An article is
articles, update             composed of a title,
daily.                       500 signs + 150
                             signs,  one image and
                             one link + logo  towards
                             the site Quelm with the
                             mention "en savoir plus
                             avec kid.gamelog.com".
                             The subjects have a test
                             of game or educational
                             software PC, a video game
                             and an article
                             "Trucs et astuces".

                             The text goes with
                             the following
                             elements:
                             +        source:
                                      quelm
                             +        category
                                      (type of
                                      article)
                             +        hypertext
                                      links if
                                      necessary
                             +        copyright
                                      quelm
                             +        date

                             Delivery: Format
                             ASCII
---------------------------  --------------------------- ---------------------- -----------------